Exhibit 99.2

FOR IMMEDIATE RELEASE

TPG Pace Holdings Corp. Completes

$450,000,000 Initial Public Offering

FORT WORTH, TX, June 30, 2017 – TPG Pace Holdings Corp. (the “Company”), a newly organized blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, today announced the closing of its initial public offering of 45,000,000 units, which includes 5,000,000 units issued pursuant to the partial exercise by the underwriters of their over-allotment option. The offering was priced at $10.00 per unit, resulting in gross proceeds of $450,000,000, before deducting underwriting discounts and commissions and other offering expenses payable by the Company.

The Company’s units began trading on the New York Stock Exchange under the ticker symbol “TPGH.U” on June 28, 2017. Each unit consists of one of the Company’s Class A ordinary shares and one-third of one warrant, each whole warrant enabling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the New York Stock Exchange under the symbols “TPGH” and “TPGH WS,” respectively.

Deutsche Bank Securities, Goldman Sachs & Co. LLC, and J.P. Morgan Securities LLC served as joint book runners for the offering.

The offering was made only by means of a prospectus, copies of which may be obtained from Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, tel: (800) 503-4611, email: prospectus.CPDG@db.com; Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, tel: (866) 471-2526, fax: (212) 902-9316, email: prospectus-ny@ny.email.gs.com; and J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, tel: 1-866- 803-9204, email: prospectus-eq_fi@jpmchase.com.

A registration statement relating to the securities has been declared effective by the SEC on June 27, 2017. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds from the initial public offering. No assurance can be given that the net proceeds of the initial public offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About TPG Pace Holdings Corp.

TPG Pace Holdings Corp. is a special purpose acquisition company formed by TPG Pace Group for the purpose of entering into a merger, stock purchase, or similar business combination with one or more businesses. The strategy of TPG Pace Holdings Corp. is to identify and acquire businesses that are better suited to generate strong returns in a public market environment while benefitting from the broader operational knowledge, resources and private equity heritage of TPG Global, LLC (“TPG”).

About TPG Pace Group

TPG Pace Group is the firm’s dedicated permanent capital platform, created in 2015 with the objective of sponsoring special purpose acquisition companies and other permanent capital solutions for companies. TPG Pace Group has a long-term, patient, and highly flexible capital base, allowing us to seek transactions across industries and geographies. The creation of TPG Pace Group builds on TPG’s efforts to grow its private equity offering by servicing different return profiles and product types. Since the start of 2014, the firm has launched several new products, including TPG Pace Group, TPG Real Estate Finance Trust, TSL Europe and Arrow Ridge Capital.

Media Contact:

Luke Barrett

(415) 743-1550

media@tpg.com

Investor Contact:

TPG Pace Holdings Corp.

(212) 405-8458

pace@tpg.com